UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 10, 2009 (August 10, 2009)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry Into a Material Definitive Agreement

On August 10, 2009, Rexahn Pharmaceuticals, Inc. (“Rexahn” or the “Company”) entered into separate employment agreements with Dr. Chang Ho Ahn, its Chairman of the Board and Chief Executive Officer; Rakesh (Rick) Soni, its President and Chief Operating Officer; and Tae Heum (Ted) Jeong, its Senior Vice President, Chief Financial Officer and Secretary.

Each of the employment agreements is on the same terms except as regards the base salaries and titles of the three executives, and the persons to whom they will report.  Dr. Ahn’s agreement provides for a base salary of $350,000 per annum, and that he will report to the Company’s Board of Directors; Mr. Soni’s agreement provides for a base salary of $250,000 per annum, and that he will report to the Chief Executive Officer; and Mr. Jeong’s agreement provides for a base salary of $200,000 per annum, and that he will report to the Chief Executive Officer.  The other principal terms of each of the agreements are described below.

Each agreement is for a term of three years.  In addition to the base salaries described above, the agreements provide that each executive may receive an annual cash bonus and an annual option grant in such amounts, if any, as determined by the Compensation Committee of the Board of Directors.   Any such cash bonus shall be paid to the executive within 60 days after the date the Compensation Committee determines to award such bonus.  In order to receive any such cash bonus, the executive must be actively employed by the Company on the date on which such bonus is scheduled to be paid.  The agreements also provide that upon the occurrence of any of the following events, the Compensation Committee will meet and determine in its discretion whether the executive should be entitled to receive an additional bonus in consideration of his role in bringing about such events:

•	the completion by the Company of a successful end-of-Phase 2 meeting with the Food and Drug Administration for any drug candidate;
•	the completion by the Company of pivotal trials of any drug candidate;
•	the filing by the Company of a New Drug Application with the Food and Drug Administration with respect to any drug candidate;
•	the approval by the Food and Drug Administration of a New Drug Application filed therewith by the Company with respect to any drug candidate;
•	the receipt by the Company of additional equity or debt financing; or
•	the execution by the Company of an agreement that may lead to no payment to the Company of up-front or milestone payments.

The agreements entitle each executive to receive customary benefits applicable to Rexahn’s other executive level employees, and in addition to receive term life insurance coverage in an amount equal to two times base salary, for which the Executive may designate the beneficiary.

Upon a termination of their employment, the executives will be entitled to receive the following compensation from the Company:

•
If the executive’s employment is terminated as a result of his death, disability, for cause by the Company, or without good reason by the executive, then the executive will be entitled to receive the base salary to which he is otherwise entitled for the period ending on the termination date and for any accrued but unused vacation days as of the termination date.

•
If the executive’s employment is terminated for any other reason, but not following a change of control, then the executive will be entitled to receive the base salary to which he is otherwise entitled for the period ending on the termination date and for any accrued but unused vacation days as of the termination date and an amount equal to his then current base salary for the period beginning on the termination date ending upon the last day of the employment term.

If the executive’s employment is terminated by the Company without cause (and not as a result of death or a disability) and such termination date falls within the one-year period immediately following a change of control (as defined in the Company’s Stock Option Plan), then the executive will be entitled to receive the base salary to which he is otherwise entitled for the period ending on the termination date and for any accrued but unused vacation days as of the termination date; an amount equal to the greater of (x) twice his then current base salary and (y) his then current base salary for the period beginning on the termination date ending upon the last day of the employment term; and a pro-rata portion of the bonus to which he otherwise might have been entitled, assuming for such purposes that the executive would have received a bonus for that fiscal year equal to one-half of his then current base salary.  Following a change in control termination, the executive must in good faith seek other employment in a position comparable to his former position with the Company.  The payment obligations of the Company will be reduced on a dollar-for-dollar basis by the amount of any payments and the value of any benefits received by the executive for services rendered to any other party during the one-year period following the date of his change of control.  Immediately prior to a change in control, all options, restricted stock and other equity-based awards granted to the executive by the Company shall become immediately and fully vested and, in the case of stock options, shall remain exercisable for their respective original terms.

A copy of the press release that the Company issued in connection with the promotion of Mr. Soni to President and Chief Operating Officer is furnished with their current report as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement

The employment agreements entered into between Rexahn and Messrs. Ahn, Soni and Jeong, as described under Item 1.01 above, contain a provision terminating their prior employment agreements with the Company effective as of the execution date of the new employment agreements, August 10, 2009.  The termination of such employment agreements did not result in any early termination payments.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rexahn’s Board of Directors appointed Rakesh (Rick) Soni, age 54, to serve as its President and Chief Operating Officer effective August 10, 2009.  Mr. Soni will serve in such capacities at the pleasure of the Board of Directors.

On August 10, 2009, the Company entered into an Employment Agreement with Mr. Soni.  A description of the material terms of that Employment Agreement is contained in Item 1.01 above and is hereby incorporated herein by reference.

Mr. Soni has served as the Chief Business Officer of the Company since July 14, 2008. He joined Rexahn with over 20 years of sales, marketing, product planning and business development experience in the pharmaceutical industry.  From 1997 to 2008, Mr. Soni held several leadership roles at Otsuka America Pharmaceuticals, Inc., with responsibility for commercial development, corporate strategy and execution of licensing and acquisition of therapeutics, diagnostics and medical devices.  From 1985 to 1997, he held a variety of management positions at Novartis and Schering-Plough.  He is a member of the Healthcare Marketing Council, the Medical Marketing Association and Licensing Executives Society.  Mr. Soni has a B.S. from University of Wisconsin, Madison and an M.B.A. from Fairleigh Dickinson University.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of August 10, 2009, by and between Rexahn Pharmaceuticals, Inc. and Chang Ho Ahn.

10.2	Employment Agreement, dated as of August 10, 2009, by and between Rexahn Pharmaceuticals, Inc. and Rakesh Soni.

10.3	Employment Agreement, dated as of August 10, 2009, by and between Rexahn Pharmaceuticals, Inc. and Tae Heum Jeong.

99.1	Press Release dated August 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date:    August 10, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of August 10, 2009, by and between Rexahn Pharmaceuticals, Inc. and Chang Ho Ahn.

10.2	Employment Agreement, dated as of August 10, 2009, by and between Rexahn Pharmaceuticals, Inc. and Rakesh Soni.

10.3	Employment Agreement, dated as of August 10, 2009, by and between Rexahn Pharmaceuticals, Inc. and Tae Heum Jeong.

99.1	Press Release dated August 10, 2009